UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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TEGNA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DISPLAY ADS

Highly qualified, engaged Board

Delivering outstanding shareholder value.

TEGNA

Highly qualified, engaged Board

TSR outperforming peers since becoming a pure-play broadcasting company.

TEGNA

Vote Gold ›

Executing a proven and repeatable M&A strategy

TEGNA

Creating outstanding shareholder value through disciplined M&A.

TEGNA

Vote Gold ›

A vote for TEGNA's highly qualified Board is a vote for value creation

TEGNA

Protect your investment

Vote **FOR** TEGNA's entire slate of 12 nominees.

TEGNA

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Vote GOLD for TEGNA’s Nominees - Highly Qualified and Engaged
TEGNA’s TSR has outperformed peers since becoming a pure-play broadcasting company.
Learn about the TEGNA Board’s track record of outstanding shareholder value.
https://www.tegnavalue.com/

Vote GOLD for TEGNA’s Nominees – Proven M&A Strategy
TEGNA’s Board is executing a proven and repeatable M&A strategy.
Learn how TEGNA creates outstanding shareholder value through disciplined M&A.
https://www.tegnavalue.com/

Vote GOLD for TEGNA’s Nominees - Protect Your Investment
Protect the value of your investment by voting for TEGNA’s highly qualified board.
Learn why voting the GOLD proxy card for TEGNA is a vote for value creation.
https://www.tegnavalue.com/